UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 7, 2004

THE WORNICK COMPANY

(Exact name of registrant as specified in its charter)

Delaware	333-119336	30-0225741
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10825 Kenwood Road, Cincinnati, Ohio		42542
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 794-9800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Larry L. Rose has resigned as the Company’s President and Chief Executive Officer and as a member of the Board, effective as of December 7, 2004. The Board has appointed Michael M. Thompson to serve as the Company’s President and Chief Executive Officer and as a member of the Board, effective as of December 7, 2004. A press release relating to Mr. Rose’s resignation and Mr. Thompson’s appointment is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

Mr. Thompson is 57 years old and most recently served as President and Chief Executive Officer of Trak Communications, Inc., a microwave component and sub-system manufacturer for commercial wireless, satellite communication and defense applications, from October 2001 to May 2004.  Mr. Thompson was an officer of Trak from September 2000 to October 2001.  Prior to joining Trak, from 1997 to 1999, Mr. Thompson headed the fibers and composites business unit of SGL Carbon AG, a manufacturer of mechanical/composite assemblies, composite structures and carbon fiber for commercial and aerospace markets.  From 1967 to 1972, Mr. Thompson served as an aviator in the U.S. Marine Corps, with distinguished combat service in the Republic of Vietnam, and was honorably discharged with the rank of Captain.  Mr. Thompson holds a bachelor of science in mechanical engineering from Utah State University and pursued graduate studies in operations research and finance at Idaho State University.

Item 9.01.              Financial Statements and Exhibits.

(c) Exhibits:

99.1         Text of the press release of the Company, dated December 8, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WORNICK COMPANY

By:	/s/ John F. McQuay
Name: John F. McQuay
Title: Chief Financial Officer and Treasurer

Dated: December 8, 2004